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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 19, 2013
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 - Other Events

Orders to Show Cause Issued in the Natural Gas Pipeline Rulemaking Proceeding

On August 19, 2013, two orders to show cause (“OSC”) were issued in the California Public Utilities Commission’s (“CPUC”) pending rulemaking proceeding to adopt new safety and reliability regulations applicable to natural gas pipelines in California.  Both OSCs relate to a document submitted by Pacific Gas and Electric Company (“Utility”) to the CPUC on July 3, 2013 as “errata” to correct information about some segments of Lines 101 and 147 (two of the Utility’s natural gas transmission pipelines that serve the San Francisco Peninsula) that was provided to the CPUC in October 2011.  The Utility submitted the information to support its request that the CPUC issue an order to allow the Utility to restore pressure on these pipelines and operate them up to a maximum operating pressure of 365 pounds per square inch gauge (“psig”).  The CPUC issued the requested order in December 2011 and authorized the Utility to operate certain of these pipelines, including Lines 101 and 147, with a maximum operating pressure of 365 psig and in accord with applicable state and federal law and regulations.  On August 5, 2013, the CPUC Docket Office rejected the Utility’s “errata” submission as directed by the assigned administrative law judge (“ALJ”).

The OSCs order the Utility to appear at separate hearings to be held at the CPUC on September 6, 2013.  The first OSC directs the Utility to show why all orders issued by the CPUC, including the December 2011 order, to authorize increased operating pressure on the Utility’s natural gas transmission pipelines should not be immediately suspended pending competent demonstration that the Utility’s natural gas system records are reliable. The second OSC orders the Utility to show why it should not be penalized for violating Rule 1.1 of the CPUC’s Rules of Practice and Procedure, which prohibits any person from misleading the CPUC, in connection with the errata submission.

In the errata submission, the Utility explained that during a repair of a non-hazardous leak in October 2012, it excavated a segment of Line 147 and discovered that the Utility’s pipeline features record for the segment was incorrect and that the actual features corresponded to a maximum allowable operating pressure (“MAOP”) of 330 psig. The Utility also explained that the statement it provided in October 2011 that Line 101 was “operating in class” was incorrect in light of certain federal regulations (that are now repealed) and that the proper MAOP for Line 101 also is 330 psig.  Both pipelines have been successfully strength-tested to a pressure greater than 600 psig using hydrostatic pressure tests.

The first OSC requires the Utility to file a verified statement by August 30, 2013 to set forth the exact events, with dates, that revealed the errors, and the Utility’s subsequent actions.  The OSC permits other parties to appear and cross-examine witnesses at the September 6 hearing and states that further procedural schedules, if any, will be set following that hearing.  The second OSC states that submitting the July 2013 document as errata “appears to be an unreasonable procedural choice and could be interpreted as attempting to create an inaccurate impression of a routine correction.”

If the CPUC orders the Utility to reduce operating pressure on these pipelines, service to customers could be disrupted and the Utility could incur liability to customers or third parties for damages that may be caused by the service disruptions.  The materiality of such liability could be affected by various factors, including the scope and duration of any service disruptions and the level of unmet demand which in turn could be affected by changes in weather, storms, or other events.  If the Utility is determined to have violated Rule 1.1, the ALJ can impose penalties on the Utility.

Pending CPUC Investigations

On August 21, 2013, the Utility filed its responses to questions posed in the July 30, 2013 ruling issued by the ALJs who are presiding over the three CPUC investigative enforcement proceedings that have been pending against the Utility.  The Utility provided responses to questions about its financing plans, how it intends to treat fines or disallowed costs for regulatory accounting and for tax purposes, and the anticipated impact on rates.  According to a revised procedural schedule set by the ALJs on August 15, 2013, the Utility’s and other parties’ comments to address the impact that fines and disallowances would have on the Utility’s ability to raise capital and otherwise remain financially viable, including the tax treatment of amounts disallowed, are due on September 20, 2013.  The parties’ reply comments are due on October 7, 2013.

Also on August 21, 2013, the Utility filed its reply objecting to the revised penalty recommendation made by the CPUC’s Safety and Enforcement Division (“SED”) on July 16, 2013.  The SED has recommended that the Utility pay what the SED characterizes as a penalty of $2.25 billion, including a $300 million fine to the State General Fund.  The SED and other intervening parties may file rebuttal briefs no later than August 28, 2013.

Under the SED’s revised recommendation, the Utility estimates that its total past and future non-recoverable costs and fines related to natural gas transmission operations would be in excess of $4 billion.  At June 30, 2013 and December 31, 2012, PG&E Corporation’s and the Utility’s financial statements included an accrual of $200 million for the minimum amount of fines deemed probable that the Utility will pay to the State General Fund.  At June 30, 2013, capitalized costs incurred under the Utility’s pipeline safety enhancement plan of approximately $200 million were included in Property, Plant, and Equipment on the Condensed Consolidated Balance Sheets.  If the SED’s recommendation were to be adopted, PG&E Corporation’s and the Utility’s future financial condition, results of operations, and cash flows would be materially affected by additional charges for fines and disallowed costs that were previously authorized for recovery.  (Disallowed costs would be charged to income in the period incurred.)  Further, the Utility’s financing needs would increase materially.  It is likely that the adoption of the SED’s recommendation would negatively affect the availability, amount, and timing of future debt and equity financing, especially if PG&E Corporation’s and the Utility’s credit ratings were downgraded.  (For more information about the various risks, uncertainties, and other factors that can affect actual results, see PG&E Corporation’s and the Utility’s joint reports that have been filed with the Securities and Exchange Commission.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: August 22, 2013	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: August 22, 2013	By:	LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary